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                                                                    EXHIBIT 11.1

                           VISIGENIC SOFTWARE, INC.
                 STATEMENTS OF COMPUTATION OF PRO FORMA COMMON
                            SHARES AND EQUIVALENTS

                 (in thousands, except for per share amounts)

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

                                                                 Fiscal Year Ended March 31, 1996
                                                                ----------------------------------
                                                                 Actual               Pro Forma(1)
                                                                --------              ------------
Primary

Net loss                                                        $ (4,379)               $ (6,347)
                                                                ========                ========
Weighted average common shares outstanding                         2,799                   2,799
Weighted average common equivalent shares:
    Weighted average preferred stock outstanding                   2,875                   2,875
Adjustments to reflect requirements of the Securities and
 Exchange Commission's Staff Accounting Bulletin No. 83:
    Common stock issuances                                         3,121                   3,121
    Preferred stock issuances                                      1,069                   1,069
    Common stock option grants                                     1,112                   1,112
                                                                --------                --------

Pro forma total weighted average common shares and
 equivalents                                                      10,976                  10,976
                                                                ========                ========

Pro forma net loss per share                                    $  (0.40)               $  (0.58)
                                                                ========                ========

Fully Diluted

Net loss                                                        $ (4,379)               $ (6,347)
                                                                ========                ========
Weighted average common shares outstanding                         2,799                   2,799
Weighted average common equivalent shares:
    Weighted average preferred stock outstanding                   2,875                   2,875
Adjustments to reflect requirements of the Securities and
 Exchange Commission's Staff Accounting Bulletin No. 83:
    Common stock issuances                                         3,121                   3,121
    Preferred stock issuances                                      1,069                   1,069
    Common stock option grants                                     1,112                   1,112
                                                                --------                --------

Pro forma total weighted average common shares and
 equivalents                                                      10,976                  10,976
                                                                ========                ========
Pro forma net loss per share                                    $  (0.40)               $  (0.58)
                                                                ========                ========
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(1) See Note 9 of Notes to Consolidated Financial Statements of Visigenic and
    Pro Forma Condensed Combined Financial Statements.